EXHIBIT 23.4
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20,1998, included in the Current Report on Form 8-K of New England Business Service, Inc. dated June 18, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Arthur Andersen LLP
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Denver, Colorado
June 24, 1998